UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On May 14, 2014, Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) announced that David Kimichik will retire as Chief Financial Officer and Treasurer of the Company effective June 13, 2014. Ashford Trust also announced that Deric Eubanks, who currently serves as the Company’s Senior Vice President of Finance, will succeed Mr. Kimichik as Chief Financial Officer and Treasurer, effective June 14, 2014.

(e) The following summarizes the terms of Mr. Kimichik's retirement and consulting arrangements:

(i) retroactive to January 1, 2014 through June 13, 2014, receive compensation of $400 per hour for 40 hours per week;
(ii) provide transition/consulting services at a rate of $400 per hour, two days a week for up to five months, but not less than two months;
(iii) continuation of all equity grant vesting over the existing vesting schedule schedule; and
(iv) continue to abide by the non-compete agreement, as per the terms of his employment agreement and receive the non-compete payment over a period of 12 months beginning with the termination of the consulting agreement. The non-compete payment is equal to Mr. Kimichik's (a) current base salary plus (b) the average incentive bonus received for the years 2013, 2012 and 2011.

ITEM 7.01     REGULATION FD DISCLOSURE

A copy of the press release announcing Mr. Kimichik's retirement and Mr. Eubanks's appointment as his successor is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following material is being furnished as an exhibit to this Current Report on Form 8-K.

Exhibit	Description
99.1	Ashford Hospitality Trust, Inc. Press Release dated May 14, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel